                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS



Contact:
Gary Larson
Chief Financial Officer
(510) 623-9400 x321

                   AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
                          FOR THIRD QUARTER FISCAL 2011

Fremont, CA (March 31, 2011) - Aehr Test Systems (Nasdaq: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for the third quarter of fiscal 2011 ended February 28, 2011.

Product sales were $4.2 million in the third quarter of fiscal 2011, compared with $2.5 million in the third quarter of fiscal 2010. Product sales were $10.0 million in the first nine months of fiscal 2011, compared with $5.4 million in the first nine months of fiscal 2010. Commenting on the increase in product sales, Rhea Posedel, chairman and chief executive officer of Aehr Test Systems, said, "Demand for our FOXT products and Advanced Burn-in and Test Systems (ABTST) continues to improve. At the top line, product sales of $4.2 million were up 19% on a sequential quarter basis and up 73% year-over-year. Product sales in the third quarter of fiscal 2011 were driven by previously announced follow-on orders for FOX-1 WaferPak contactors. This indicates to us that this customer is achieving ongoing cost and through-put benefits with the FOX full wafer contact solution."


Net sales were $4.2 million in the third quarter of fiscal 2011, compared with $5.2 million in the third quarter of fiscal 2010 which included the impact of $2.7 million of cancellation charges resulting from the sale of the remaining portion of the Spansion bankruptcy claim. Aehr Test reported a net loss of $946,000, or $0.11 per diluted share, in the third quarter of fiscal 2011. This compares to net income of $1.5 million, or $0.18 per diluted share, in the third quarter of fiscal 2010. Fiscal 2010 third quarter results benefited from the sale of the Company's remaining Spansion U.S. bankruptcy claim for net proceeds of approximately $4.6 million, which resulted in the recording of $2.7 million as revenue related to cancellation charges, $1.3 million as deferred revenue and $0.6 million as a reduction of operating expenses.

Net sales were $10.0 million in the first nine months of fiscal 2011 compared with $8.1 million in the first nine months of fiscal 2010. Net loss for the nine months ended February 28, 2011 was $3.2 million, or $0.37 per diluted share, compared with net income of $338,000 or $0.04 per diluted share, in the same period of the prior fiscal year. Aehr Test completed the third quarter of fiscal 2011 with no outstanding debt.

Posedel added, "We are also encouraged by the increase in activity we are generating with our ABTS family of products for packaged device test and burn-in. Earlier this month we announced an ABTS order from a European supplier of high reliability military/aerospace ASIC devices. This is the first ABTS ordered by this customer.


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Aehr Test Systems Reports Third Quarter Fiscal 2011 Results
March 31, 2011
Page 2 of 5

"We are saddened by the loss of life and damage caused by the horrific earthquake and tsunami in Japan earlier this month," continued Posedel. "Fortunately, none of our in-country employees or their family members were injured. The FOX-1 systems and WaferPak contactors at our customer's site in the affected area were not damaged and the systems are ready to be returned to production. We are hopeful that the customers we are targeting in Japan will continue to move forward with their plans for equipment purchases this year.

"Looking further ahead, I am encouraged by stronger customer demand for our products and I am confident in our ability to penetrate additional production accounts in the future," concluded Posedel.

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, March 31, 2011 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's third quarter fiscal 2011 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of systems for burning-in and testing DRAMs, flash and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the ABTS, FOX and MAX systems and the DiePakr carrier.
 The ABTS system is Aehr Test's newest system for packaged part test during burn-in for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding revenues, net sales and customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, world economic conditions, the state of the semiconductor equipment market, the Company's ability to maintain sufficient cash to support operations, the impact of the Japanese earthquake and tsunami upon the Company's operations, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order, the ability of new products to meet customer needs or perform as described and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                       [Financial Tables to Follow]

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Aehr Test Systems Reports Third Quarter Fiscal 2011 Results
March 31, 2011
Page 3 of 5


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                         Three Months Ended  Nine Months Ended
                                            February 28,        February 28,
                                         ------------------  -----------------
                                           2011      2010      2011     2010
                                         --------  --------  -------- --------
Net sales:
  Product sales.......................     $4,242   $ 2,453   $ 9,988  $ 5,367
  Cancellation charges................         --     2,740        --    2,740
                                         --------  --------  -------- --------
    Total net sales...................      4,242     5,193     9,988    8,107
Cost of sales.........................      2,637     1,178     6,085    3,800
                                         --------  --------  -------- --------
Gross profit..........................      1,605     4,015     3,903    4,307
                                         --------  --------  -------- --------
Operating expenses:
  Selling, general and administrative.      1,486     1,664     4,499    4,600
  Research and development............      1,039     1,451     3,377    3,470
  Gain on bankruptcy claim............         --      (584)     (155)  (3,873)
                                         --------  --------  -------- --------
    Total operating expenses..........      2,525     2,531     7,721    4,197
                                         --------  --------  -------- --------
    (Loss) income from operations.....       (920)    1,484    (3,818)     110

Interest income.......................         --         1         3        4
Other (expense) income, net...........        (30)       55       593       67
                                         --------  --------  -------- --------
    (Loss) income before income tax
    (benefit) expense.................       (950)    1,540    (3,222)     181

Income tax (benefit) expense..........         (4)        5         7     (157)
                                         --------  --------  -------- --------
    Net (loss) income.................     $ (946)  $ 1,535   $(3,229) $   338
                                         ========  ========  ======== ========

Net (loss) income per share
    Basic.............................     $(0.11)  $  0.18   $ (0.37) $  0.04
    Diluted...........................     $(0.11)  $  0.18   $ (0.37) $  0.04

Shares used in per share calculations:
    Basic.............................      8,828     8,601     8,742    8,541
    Diluted...........................      8,828     8,759     8,742    8,594





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
Aehr Test Systems Reports Third Quarter Fiscal 2011 Results
March 31, 2011
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                                   Three Months Ended  Nine Months Ended
                                                      February 28,        February 28,
                                                   ------------------  -----------------
                                                     2011      2010      2011     2010
                                                   --------  --------  -------- --------
GAAP net (loss) income.........................      $ (946)  $ 1,535   $(3,229) $   338
Gain on bankruptcy claim1......................          --    (3,324)     (155)  (6,613)
Stock compensation expense.....................         223       324       735    1,408
                                                   --------  --------  -------- --------
Non-GAAP net loss..............................     $  (723)  $(1,465)  $(2,649) $(4,867)
                                                   ========  ========  ======== ========

GAAP net (loss) income per diluted share.......     $ (0.11)  $  0.18   $ (0.37) $  0.04
                                                   ========  ========  ======== ========
Shares used in GAAP diluted shares calculation.       8,828     8,759     8,742    8,594
                                                   ========  ========  ======== ========
Non-GAAP net loss per diluted share............     $ (0.08)  $ (0.17)  $ (0.30) $ (0.57)
                                                   ========  ========  ======== ========
Shares used in non-GAAP diluted shares calculation    8,828     8,601     8,742    8,541
                                                   ========  ========  ======== ========

________________________________________________________________________


1 The Company filed claims in the Spansion U.S. and Spansion Japan bankruptcy actions. In the first quarter of fiscal 2010, the Company sold a portion of its Spansion U.S. bankruptcy claim to a third party for net proceeds of approximately $3.3 million and recorded the amount as a reduction of operating expenses. In the third quarter of fiscal 2010, the Company sold the remaining balance of its Spansion U.S. bankruptcy claim for net proceeds of approximately $4.6 million and recorded $2.7 million as revenue related to cancellation charges, $1.3 million as deferred revenue, and $0.6 million as a reduction of operating expenses. In the first quarter of fiscal 2011, the Company's Japanese subsidiary received approximately $155,000 in proceeds from the Spansion Japan bankruptcy claim and recorded the amount as a reduction of operating expenses.


Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).



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


Aehr Test Systems Reports Third Quarter Fiscal 2011 Results
March 31, 2011
Page 5 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                         February 28,      May 31,
                                                             2011           2010
                                                         -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................       $ 3,808        $ 7,766
  Accounts receivable, net............................         2,229            596
  Inventories, net....................................         4,687          3,635
  Prepaid expenses and other .........................           220            445
                                                         -----------    -----------
      Total current assets ...........................        10,944         12,442

Property and equipment, net ..........................         1,078          1,504
Other assets..........................................           540            528
                                                         -----------    -----------
      Total assets ...................................       $12,562        $14,474
                                                         ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................       $ 1,672        $   703
  Accrued expenses ...................................         1,213          1,626
  Deferred revenue ...................................            50            286
                                                         -----------    -----------
      Total current liabilities ......................         2,935          2,615

Income tax payable....................................           298            298
Deferred lease commitment ............................           249            280
                                                         -----------    -----------
      Total liabilities ..............................         3,482          3,193

Shareholders' equity .................................         9,080         11,281
                                                         -----------    -----------
      Total liabilities and shareholders' equity .....       $12,562        $14,474
                                                         ===========    ===========








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